SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2017

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 1.03  Bankruptcy or Receivership.

On April 21, 2017,  Adams Resources Exploration Corporatuion (“AREC”), a wholly owned subsidiary of Adams Resources & Energy, Inc. (the “Company”), filed a petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.   The case has been assigned to Judge Kevin Gross and has the associated case number 17-10866(KG).  The Company does not expect this Chapter 11 filing by AREC to have a material adverse impact on any of the Company’s core businesses.  The Company continues to have no debt and held approximately $87 million in cash at the end of the year ended December 31, 2016.

The Company issued a news release announcing the Chapter 11 filing and the conclusion of strategic alternatives related to AREC.  A copy of the news release is filed as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Other Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	News release issued April 20, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: April 24, 2017	By:/s/ Josh C. Anders
Josh C. Anders
Chief Financial Officer